UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

GOLDEN QUEEN MINING CO. LTD
(Exact name of registrant as specified in its charter)

0-21777
(Commission File Number)

British Columbia	Not applicable
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

6411 Imperial Avenue, West Vancouver, British Columbia, V7W 2J5
(Address of principal executive offices) (Zip Code)

(604) 921-7570
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2013, Laurence Morris was appointed as Chief Operating Officer. Mr. Morris will receive an annual base salary of $150,000, with a bonus of up to 200% of the base salary as determined on review of the Board of Directors at 12 months and 18 months of employment, and will be granted 300,000 stock options, vesting in 6, 12 and 18 months, exercisable at a price of $1.19 per share for a period of five years.

Mr. Morris is a mining engineer and geologist with more than 30 years of experience in the metals and mining business. Most recently, Mr. Morris was the Chief Operating Officer of Esperanza Resources Corporation from May 2012 to March 2013. From August 2010 to May 2012, Mr. Morris held the position of Vice President of Operations for Minefinders Corporation Ltd. In that position, he oversaw all aspects of sustaining development, mining operations, exploration activities and resource management at the Dolores gold mine in Mexico. Prior to joining Minefinders in 2010, Mr. Morris worked in mine management for First Quantum Minerals Ltd. in Zambia and Mauritania.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Queen Mining Co. Ltd.
Date	May 22, 2013	(Registrant)

/s/ Lutz Klingmann
Lutz Klingmann, President